CORE IR

MARKETING AND CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement"), is made and entered into as of the 24th day of April, 2017, by and between CorProminence LLC, a New York limited liability company, d/b/a as CORE IR, with offices at 377 Oak Street, Concourse 2, Garden City, NY 11530 ("CorProminence" or "CORE IR," the "Consultant" or "Vendor") and Garmatex Holdings, 7458 Allison Place, Chilliwack, BC V2P 1J7, Canada (hereinafter referred to as "Garmatex," or the "Company") and (hereinafter referred to collectively as the "Parties").

WHEREAS, Consultant is in the business of providing services for shareholder information and relations; and

WHEREAS, the Company wishes to retain the Consultant to render to the Company such of the above enumerated services as may be needed; and

WHEREAS, the Parties wish to reduce to writing the terms and conditions under which Consultant will provide services to the Company.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other valid consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement.

The Agreement shall continue in effect from the date hereof through April 23, 2018 (the "Term"), and thereafter may be renewed upon the mutual written consent of the Parties.

Nature of Services to be rendered:

During the Term of this Agreement, CORE IR shall provide Garmatex, on a best efforts basis, a strategic market and investor awareness program by providing comprehensive corporate consulting and shareholder communications development, which will promote the Garmatex brand and incorporate the following, all subject to the prior approval of the Company:

ON DEMAND ROAD SHOW SERVICES:

RoadShow: CORE IR will coordinate and facilitate key introductions to the retail and institutional financial services communities, including broker dealers, investment bankers, fund managers and analysts; including coordinating "roadshow" days in various geographical locations and money centers. This service also includes virtual meetings conducted electronically via "Go To Meeting" and the like. Target destinations include Boston, New York, Philadelphia, Atlanta, Florida, St. Louis, Chicago, Minneapolis, Dallas, San Francisco and Los Angeles, among others.

Financial Industry Events: CORE IR will sponsor, prepare for and participate with Garmatex, within select, pre-approved financial and relevant industry trade shows, including preparation of corporate promotional collateral and investor presentations, as needed.

Communications: CORE IR will help create and manage investor informational packages, presentation materials (PowerPoint Presentation Deck), One Page Summary for Registered Representatives, assist writing/editing press releases, conference call scripts, website copy and other communications, as necessary and will work in a coordinated communications effort with company management and staff. CORE IR shall field Investor Relations inquiries and coordinate with management, as necessary.

Compensation:

1. Upon the signing of this formal Consulting Services Agreement, the Company shall each month, promptly deliver to the vendor a monthly retainer of five thousand ($5,000) dollars, on the 24th day of each month, through and including June 24, 2017. Thereafter, commencing on July 24, 2017, the Company shall each month, promptly deliver to the vendor a monthly retainer of ten thousand ($10,000) dollars, on the 24th day of each month, through and including March 24, 2018. The Company agrees to pay each monthly retainer in accordance with and on the date specified herein. Retainer applies to all costs associated with delivering services pursuant to this Agreement. The Company will also be responsible for preapproved registration and reasonable travel costs for any and all Financial Industry Events where the Company presents or participates, inclusive of reasonable, preapproved travel and expenses for members of CORE IR.

2. In addition, on July 24, 2017, in consideration for CorProminence executing this Agreement, the Company agrees to award, issue and deliver one hundred twelve thousand (112,000) authorized common shares of Garmatex Holdings, (the "Company Shares"), bearing the appropriate restrictive legend thereto, for CorProminence's work as additional consideration for the services to be provided by CorProminence to the Company under the term of this Agreement.

Wiring instructions for payment of the monthly retainer are below and the Warrants shall be issued to CorProminence LLC

Bank of America
Roslyn Heights, NY
Routing Number: 026009593
Account Number: 483018668556
Tax ID Number: 27-0694138

The Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained in Compensation section sub item (2) herein.

Disclosure of Information.

The Company will furnish to Consultant all such information relating to the Company as reasonably necessary for Consultant to perform the services to be performed hereunder. In performing the services, Consultant shall use only those materials which have been provided by the Company or which the Company has approved in writing for use by the Consultant in advance. Consultant shall not make any representations on behalf of the Company without the prior written consent and approval of the Company. Nothing herein shall grant Consultant any right, title, or interest in the Company's trademarks, patents, copyrights, trade secrets or other intellectual property.

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the prior written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Expenses: All expenses must be pre-approved prior to being incurred on behalf of the Company. Only "out-of-pocket" expenses incurred by the Consultant to provide the services described in this Agreement will be billed back on a monthly basis. Applicable bill backs would include: postage for mailings, printing/photocopying, news wire fees and fees for fax-broadcasting news releases. The Company shall provide all investor and broker due-diligence packages. Any extraordinary items, such as broker lunch presentations, air travel (for air travel of more than 5 hours CORE IR has the option to fly business class, only with prior Company approval), hotel, ground transportation or media campaigns, etc. shall be paid by the Company, only with Company written authorization prior to Consultant incurring any expenses. Aggregate expenses over $1,000 within a calendar month shall require prior pre-approval by the Company in writing.

Representations and Warranties of the Consultant.

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority, Inc. ("FINRA"), the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

Neither the Consultant nor any of its principals is subject to any investigation, inquiry, sanction or restriction imposed by the SEC, FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligation hereunder. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's. Notwithstanding, if Consultant engages a client with a business identical or similar to the Company's, Company may terminate this Agreement upon three (3) days written notice to Consultant.

Representations and Warranties of the Company

In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein. All payments are required to be made on time and in accordance with the payment terms and conditions set forth herein.

Indemnification of Consultant by the Company.

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any material breach of such representation and for any claims relating to the purchase and/or sale of the Company's securities occurring out of or in connection with the Consultant's relationship with the Company including, without limitation, reasonable attorney's fees and other reasonable costs arising out of any such claims; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses

that arise from the gross negligence, willful misconduct, or intentional breach of representations, warranties or agreements made hereunder by the Consultant.

Indemnification of the Company by the Consultant.

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any of the Consultant's gross negligence, willful misconduct or intentional breach of its representations, warranties or agreements made hereunder.

Applicable Law.

It is the intention of the Parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

Disputes.

a. The parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to and determined by arbitration pursuant to the rules of the JAMS ADR in effect at the time of the commencement of the arbitration ("JAMS Rules"). Unless otherwise provided in this Agreement, any arbitration must be commenced within twelve (12) months from the arising of the breach, dispute, controversy or claim. If not timely commenced, no arbitration or lawsuit may be commenced thereafter with regard to such matter nor may the same be asserted in any subsequent arbitration or lawsuit by way of a counterclaim or affirmative defense. The issues shall be submitted to a single arbitrator selected from panels of arbitrators of the said association. If the parties are unable to agree upon an arbitrator within thirty (30) days of the commencement of the arbitration, the arbitrator shall be selected in accordance with the JAMS Rules. Any award rendered shall be binding upon the parties and judgment upon such award may be entered in any court of competent jurisdiction. The arbitrator will have no power or authority to alter this Agreement or any of its separate provisions, including this section, nor to determine any matter or make any award except as provided in this section. The arbitrator shall not have the power to award indirect and/or consequential, exemplary, or punitive damages. The arbitrator shall not have the power to award a decree of specific performance, temporary or permanent injunctive relief or any other legal or equitable remedy except to the extent permitted by this Agreement and said award shall be binding upon the parties as though decreed by a court of competent jurisdiction. In addition, the arbitrator shall retain the right to award equitable relief in order to carry out the provisions of this Agreement and/or to effectuate the mechanisms set forth in this Agreement. However, the decisions and rulings of the arbitrator must be in writing setting forth

findings of fact and law and shall be consistent with and limited to the terms of this Agreement. Any decree or finding inconsistent with this Agreement may be challenged by any party in a court of competent jurisdiction. All costs, expenses and fees of the arbitration and attorneys', accountants' and expert witness fees shall be paid as directed by the arbitrators, who shall have the power to award the prevailing party all such fees, costs and expenses. Each party shall bear its own costs, fees and expenses not awarded by the arbitrators. Notwithstanding anything to the contrary contained in this Section, any party shall have the right to apply to a court of competent jurisdiction for and to obtain a temporary restraining order and/or injunctive relief in order to prevent or ameliorate irreparable damage pending the commencement and outcome of the arbitration.

Termination

This Agreement may be terminated by either Party by providing the other Party a Notice of Termination thirty (30) days prior to the effective date of the termination of this Agreement ("Effective Date of Termination). after an initial term of 3 months. In the event of termination of this Agreement by Garmatex, unless such termination was due to the negligence, gross misconduct or breach of its representations, warranties and a material provision set forth in the Agreement, CorProminence shall be entitled to retain the Monthly Fee it has earned prior to the Effective date of Termination without any claim by Garmatex for reimbursement of the Monthly Fee paid to the Effective Date of Termination. In addition, if Garmatex terminates this Agreement for any reason, CorProminence shall return to Garmatex the pro rata number of Shares it earned from Garmatex pursuant to Section 3. (ii) of this Agreement based upon a 270 day period. To calculate the number of Shares to be returned to Garmatex, the Parties agree that the formula for determining the amount of shares is as follows: number of shares earned per day (the total number of shares issued under the terms of this agreement divided by 270 days) multiplied by number of days from the commencement date of this agreement through the effective date of termination. Thus, by way of example, if this Agreement is terminated by Garmatex 135 days from the date of stock issuance, CorProminence would be entitled to retain one half of the shares issued to it and required to return one half of the shares to Garmatex.

Non-Circumvention.

The Parties agree that Confidential Information shall not be used for the enrichment, directly or indirectly, of the Consultant or its agents or representatives, without the express written consent of the Company. The Parties further agree that following receipt of confidential information from the Company including but not limited to relationships and business contacts, Consultant shall not contract or attempt to sell to, transact with or purchase from the Company provided sources without the written permission from the Company unless (i) a business relationship between Consultant and the Company provided source predated this Agreement, and (ii) Consultant can substantiate exchanges specific to the Company disclosed information between Consultant and the Company provided source prior to the date of the signing of this Agreement.

No Assignment or Delegation Without Prior Approval.

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Survival of Agreement.

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.

Consultant agrees to perform its Services hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the Parties to this Agreement. The Consultant shall have no authority to enter into contracts or agreements on behalf of the Company or to bind the Company in any manner whatsoever, unless directed in writing by the Company in advance.

No Amendment Except in Writing.

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach.

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

Severability of the Agreement

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

No Construction Against Drafter.

The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

By: /s/ Devon Loosdrecht
Name: Devon Loosdrecht
Title: President
Garmatex, Inc.

By: /s/ Scott Gordon
Name: Scott Gordon
Title: Managing Member/President
CorProminence LLC